Exhibit 10.1

Execution Version

First Amendment to Amended and Restated Credit Agreement

This First Amendment to Amended and Restated Credit Agreement (this “First Amendment”) dated as of June 3, 2020, is among Cimarex Energy Co., a Delaware corporation (the “Borrower”), the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”) party hereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.          The Borrower, the Administrative Agent, the Lenders and the other Agents party thereto are parties to that certain Amended and Restated Credit Agreement dated as of February 5, 2019 (as further amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which the Lenders have made certain credit and other financial accommodations available to and on behalf of the Borrower and its Subsidiaries.

B.           The Borrower has requested and the Administrative Agent and the Lenders constituting the Required Lenders have agreed to amend certain provisions of the Credit Agreement.

C.            Now, therefore, to induce the Administrative Agent and the Lenders to enter into this First Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.              Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this First Amendment. Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.

Section 2.              Amendments to Credit Agreement.

2.1          Amendments to Section 1.1.

(a)          Section 1.1 is hereby amended by inserting the following defined terms in appropriate alphabetical order:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“BHC Act Affiliate” of a party means an ‘affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Consolidated Cash Balance” means, as of any date of determination, the aggregate amount of (a) cash, (b) cash equivalents and (c) any other marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (either directly or indirectly), credited to the account of or that would otherwise be required to be reflected as an asset on the balance sheet of, any Credit Party as of such date; provided that the Consolidated Cash Balance shall exclude (i) any cash or cash equivalents for which any Credit Party has, in the ordinary course of business, issued checks or initiated wires or ACH transfers in order to utilize such cash or cash equivalents or will issue checks or initiate wires or ACH transfers within five (5) Business Days in order to make such payments, (ii) cash or cash equivalents of any Credit Party constituting purchase price deposits held in escrow by an unaffiliated third party pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment and refunding of such deposits, (iii) cash or cash equivalents of any Credit Party to be used by any Credit Party within five (5) Business Days to pay the purchase price for any acquisition of any assets or property by such Credit Party and (iv) the proceeds of Indebtedness or Borrowings permitted by this Agreement, to the extent that the Credit Parties in good faith plan to use such proceeds to redeem other Indebtedness as permitted under this Agreement, so long as such proceeds are in fact used for such purpose within three (3) Business Days of such financing.

“Covered Entity” means any of the following:

(a)           a ‘covered entity’ as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)           a ‘covered bank’ as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)            a ‘covered FSI’ as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning given to such term in Section 10.22.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning given to such term in Section 10.22.

“Supported QFC” has the meaning given to such term in Section 10.22.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Special Resolution Regimes” has the meaning given to such term in Section 10.22.

(b)          The following terms defined in Section 1.1 are hereby amended and restated in their entirety to read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day; (b) the NYFRB Rate in effect on such day plus 1/2 of one percent (0.5%) and (c) the Adjusted Eurodollar Rate for one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (1%); provided that for the purpose of this definition, the Adjusted Eurodollar Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m., London time, on such day. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Eurodollar Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 4.1 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 4.1(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Stockholders’ Equity” means, as of the time for which any determination thereof is to be made, (a) stockholders’ equity of the Borrower and its consolidated Subsidiaries determined in accordance with GAAP, (b) either (i) plus the amount by which such stockholders’ equity shall have been reduced by reason of any non-cash loss or (ii) minus the amount by which such stockholders’ equity shall have been increased by reason of any non-cash gain, in either case from changes in mark-to-market value of hedges, net of tax, resulting from the requirements of ASC Topic 815, and (c) plus the amount by which such stockholders’ equity shall have been reduced by reason of any non-cash loss (including, without duplication, any non-cash impairment charges as reported in the Borrower’s financial statements delivered in accordance with Section 7.1.1 including for any prior periods, but excluding amounts already considered in (b) above) in an aggregate amount not to exceed $3,500,000,000.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

2.2          Amendment to Section 3.1. Section 3.1 is hereby amended by:

(a)          deleting the “and” at the end of Section 3.1(b);

(b)          replacing the period at the end of Section 3.1(c) with the phrase “; and” and

(c)          adding the following new Section 3.1(d) immediately following Section 3.1(c):

(d)          if, as of 5:00 p.m. Central time on any Friday (or to the extent any Friday is not a Business Day, as of 5:00 p.m Central time on the next Business Day), the Consolidated Cash Balance exceeds $175,000,000 and any Loans are outstanding, then the Borrower shall, on the next Business Day, prepay the Loans in an aggregate principal amount equal to the lesser of such excess and the outstanding principal amount of the Loans.

2.3          Amendment to Section 5.2.2. Section 5.2.2 is hereby amended as follows:

(a)          the phrase “made in Section 5.2.1” is replaced with phrase “made in Section 5.2.1 and 5.2.3” and

(b)          adding the following new Section 5.2.3 at the end of such Section 5.2:

SECTION 5.2.3      Consolidated Cash Balance. At the time of and immediately after giving effect to such Borrowing or to the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the Consolidated Cash Balance shall not exceed $175,000,000.

2.4          Amendment to Section 7.2.2(q). Section 7.2.2(q) is hereby amended by replacing the phrase “fifteen percent (15%) of the Consolidated Net Tangible Assets” with the phrase “$50,000,000”.

2.5          Amendment to Section 10.20. Section 10.20 is hereby amended and restated in its entirety as follows:

SECTION 10.20     Amendment to Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto (and each Issuing Bank on behalf of any of its Affiliates that issues a Letter of Credit as contemplated in the definition of Issuing Bank) acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

2.6          Amendment to Article X. Article X is hereby amended by adding the following Section 10.22 at the end of such Article X:

SECTION 10.22     Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 3.               Conditions Precedent. This First Amendment shall become effective on the date (such date, the “First Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 10.1):

3.1          The Administrative Agent shall have received (a) all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including (i) a consent fee payable to the Administrative Agent for the account of each Lender that executes and delivers a signed counterpart of this First Amendment on or prior to the First Amendment Effective Date (each such Lender, a “Consenting Lender”) in an amount equal to 0.10% of each such Consenting Lender’s pro rata share of the Total Commitment and (ii) all other fees the Borrower has agreed to pay in connection with this First Amendment and (b) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

3.2          The Administrative Agent shall have received from the Lenders constituting the Required Lenders and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Person.

3.3          (a) No Default or Event of Default shall have occurred and be continuing as of the date hereof and (b) the representations and warranties contained in Section 4.2 of this First Amendment shall be true and correct, in each case, after giving effect to the terms of this First Amendment.

The Administrative Agent is hereby authorized and directed to declare this First Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 of this First Amendment or the waiver of such conditions as permitted in Section 10.1. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4.               Miscellaneous.

4.1          Confirmation. The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.

4.2          Ratification and Affirmation; Representations and Warranties. The Borrower hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby; and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment:

(i)              all of the representations and warranties contained in each Loan Document are true and correct with the same effect as if made on the First Amendment Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and

(ii)             no Default or Event of Default has occurred and is continuing.

4.3          Loan Document. This First Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the First Amendment Effective Date, all references to the Credit Agreement in any Credit Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this First Amendment.

4.4          Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or other electronic transmission (e.g., .pdf) shall be effective as delivery of a manually executed counterpart of this First Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this First Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrower and its Subsidiaries, electronic images of this First Amendment or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

4.5          NO ORAL AGREEMENT. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

4.6          GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.7          Payment of Expenses. In accordance with Section 10.3, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of- pocket costs and reasonable expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

4.8          Severability. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.9          Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

CIMAREX ENERGY CO., as the Borrower

By:	/s/ G. Mark Burford
G. Mark Burford
Senior Vice President and Chief Financial Officer

Signature Page

First Amendment to Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Jo Linda Papadakis
Name:	Jo Linda Papadakis
Title:	Authorized Officer

Signature Page

First Amendment to Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Brandon Dunn
Name:	Brandon Dunn
Title:	Director

Signature Page

First Amendment to Amended and Restated Credit Agreement

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Patrick Johnston
Name:	Patrick Johnston
Title:	Director

Signature Page

First Amendment to Amended and Restated Credit Agreement

BBVA USA, as a Lender

By:	/s/ Mark H. Wolf
Name:	Mark H. Wolf
Title:	Senior Vice President

Signature Page

First Amendment to Amended and Restated Credit Agreement

MUFG UNION BANK, N.A., as a Lender

By:	/s/ Anatasiya Bykov
Name:	Anatasiya Bykov
Title:	Authorized Signatory

Signature Page

First Amendment to Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Denise S. Davis
Name:	Denise S. Davis
Title:	Director

Signature Page

First Amendment to Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as a Lender

By:	/s/ Donovan Crandall
Name:	Donovan Crandall
Title:	Managing Director

Signature Page

First Amendment to Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Bruce E. Hernandez
Name:	Bruce E. Hernandez
Title:	Senior Vice President

Signature Page

First Amendment to Amended and Restated Credit Agreement

TRUIST BANK, formerly known as Branch Banking and Trust Company, as a Lender

By:	/s/ Greg Krablin
Name:	Greg Krablin
Title:	Senior Vice President

Signature Page

First Amendment to Amended and Restated Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

By:	/s/ Scott W. Danvers
Name:	Scott W. Danvers
Title:	Authorized Signatory

Signature Page

First Amendment to Amended and Restated Credit Agreement

BOKF, NA, as a Lender

By:	/s/ Sonja Borodko
Name:	Sonja Borodko
Title:	SVP

Signature Page

First Amendment to Amended and Restated Credit Agreement